EXHIBIT 1.(5)(b)(ii)


               AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
                         Home Office: Houston, Texas

          Variable Universal Life Insurance Supplemental Application (This supplement must accompany the appropriate application for life insurance.)
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 PART 1.  Applicant INFORMATION

 Supplement to the application on the life of _____________________, dated ____________________.
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 PART 2.  Initial Allocation Percentages

 Investment Options: In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                       Premium          Deduction
                                                      Allocation       Allocation
 AGL Declared Fixed Interest Account (125)              ____%             ____%
 AIM VARIABLE INSURANCE FUNDS, INC.
 AIM V.I. International Equity Division (126)           ____%             ____%
 AIM V.I. Value Division (127)                          ____%             ____%
 AMERICAN GENERAL SERIES PORTFOLIO COMPANY
 International Equities Division (128)                  ____%             ____%
 MidCap Index Division (129)                            ____%             ____%
 Money Market Division (130)                            ____%             ____%
 Stock Index Division (131)                             ____%             ____%
 DREYFUS VARIABLE INVESTMENT FUND
 Quality Bond Division (132)                            ____%             ____%
 Small Cap Division (133)                               ____%             ____%
 MFS VARIABLE INSURANCE TRUST
 MFS Emerging Growth Series (134)                       ____%             ____%
 MORGAN STANLEY UNIVERSAL FUNDS, INC.
 Equity Growth Division (135)                           ____%             ____%
 High Yield Division (136)                              ____%             ____%
 PUTNAM VARIABLE TRUST
 Putnam VT Diversified Income Division (137)            ____%             ____%
 Putnam VT Growth and Income Division (138)             ____%             ____%
 Putnam VT Int'l Growth and Income Division (139)       ____%             ____%
 SAFECO RESOURCE SERIES TRUST
 Equity Division (140)                                  ____%             ____%
 Growth Division (141)                                  ____%             ____%
 VAN KAMPEN AMERICAN CAPITAL LIFE INVESTMENT TRUST
 Strategic Stock Division (142)                         ____%             ____%
 Other: ________________________________                ____%             ____%

                                                        100%              100%

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 PART 3.  Dollar Cost Averaging

 Dollar Cost Averaging: ($5,000 minimum beginning accumulation value) An amount can be systematically transferred from the Money Market Division (130) and transferred to one or more of the investment options below. The AGL Declared Fixed Interest Account is not available for Dollar Cost Averaging. Please refer to the prospectus for more information on the Dollar Cost Averaging option.

 Day of the month for transfers:  (Choose a day of the month between 1-28.)

 Frequency of transfers: [ ] Monthly [ ] Quarterly [ ]Semiannually [ ] Annually

 Transfer $________ ($100 minimum, whole dollars only) from the AGSPC Money Market Division to the following division(s):

 (126) AIM V.I. International Equity        $___________
 (127) AIM V.I. Value                       $___________
 (128) International Equities               $___________
 (129) MidCap Index                         $___________
 (131) Stock Index                          $___________
 (132) Quality Bond                         $___________
 (133) Small Cap                            $___________
 (134) MFS Emerging Growth Series           $___________
 (135) Equity Growth                        $___________
 (136) High Yield                           $___________
 (137) Putnam VT Diversified Income         $___________
 (138) Putnam VT Growth and Income          $___________
 (139) Putnam VT Int'l Growth and Income    $___________
 (140) Equity                               $___________
 (141) Growth                               $___________
 (142) Strategic Stock                      $___________
 Other: ________________________________    $___________

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 PART 4.  Automatic Rebalancing

 Automatic Rebalancing: ($5,000 initial minimum beginning accumulation value) Variable division assets will be automatically rebalanced based on the premium percentages designated in Part 2. If the AGL Declared Fixed Interest Account has been designated for premium allocation in Part 2, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

 [ ] Check here for Automatic Rebalancing.

 Frequency:  [ ] Quarterly  [ ] Semiannually  [ ] Annually

 NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.
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 L 8992-97                     PAGE 1 OF 2

AMERICAN GENERAL LIFE INSURANCE COMPANY
Home Office: Houston, Texas

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 PART 5.  Telephone Authorization

 I (or we, if Joint Owners), hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future purchase payments and monthly deductions given by:
 (Initial appropriate box below.)

 [  ] Policy Owner(s)_ if Joint Owners, either of us acting independently.

 [ ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

 AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

 [  ] Initial here to decline the above telephone Authorization.
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 PART 6.  Suitability (All questions must be answered.)

                                                                YES     NO

 1. Have you, the Proposed  Insured or Owner (if different), received the variable  universal life  insurance  policy
    prospectus   and   the   prospectuses   describing   the    [ ]     [ ]
    investment options?

    (If "yes," please furnish the Prospectus dates.)

    Variable Universal Life Insurance Policy Prospectus: _________________

    Supplements (if any):                                _________________

 2. Do you understand that under the Policy applied for:

    a. The  amount  or  duration  of the death  benefit  may
       increase or  decrease,  depending  on the  investment
       experience of the Separate Account?                      [ ]     [ ]

    b. The Policy values may increase or decrease, depending
       on the investment experience of the Separate Account,
       the AGL Declared Fixed Interest Account accumulation,
       and certain expense deductions?                          [ ]     [ ]

    c. The  Policy is  designed  to provide  life  insurance
       coverage and to allow for the  accumulation of values
       in the Separate Account?                                 [ ]     [ ]

 3. Do you  believe  the  Policy  you  selected  meets  your insurance and investment objectives and your anticipated
    financial needs?                                            [ ]     [ ]
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 Signed at: ___________________________         Date: _____________________
            City


 ________________________________________
 Signature of Primary Proposed Insured


 ________________________________________
 Signature of Owner (if different from Proposed Insured)


 ________________________________________
 Signature of Joint Owner (if applicable)


 ________________________________________
 Signature of Registered Representative


 ________________________________________
 Print Name of Broker/Dealer


 ________________________________________
 Signature of Broker/Dealer's Licensed Principal

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 L 8992-97                     PAGE 2 OF 2